UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 7, 2019
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2019, Raymond James Financial, Inc. (the “Company”) appointed Raj Seshadri, age 53, as a new non‑executive director, with a term commencing on June 1, 2019.

In addition to being appointed to the Company’s Board of Directors (the “Board”), Ms. Seshadri will be named to the Board’s Audit and Risk Committee.

Ms. Seshadri will participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on January 17, 2019. Consistent with such arrangements, on the June 1, 2019 effective date of her appointment, Ms. Seshadri will be granted a prorated award of restricted stock units with a value of $112,500, which units will vest in full on the first anniversary of the grant date. Ms. Seshadri will also enter into the Company’s standard indemnification agreement which the Company concludes with all directors, pursuant to which we will indemnify her for certain actions she takes in her capacity as a director. A copy of the form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Periodic Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2019, and is incorporated herein by reference.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release, dated March 7, 2019, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: March 7, 2019	By:	/s/ Jonathan N. Santelli
Jonathan N. Santelli
Executive Vice President, General Counsel
and Secretary